QEP RESOURCES REPORTS FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL AND OPERATING RESULTS

DENVER — February 25, 2014 QEP Resources, Inc. (NYSE: QEP) ("QEP" or the "Company") today reported fourth quarter and full year 2013 financial and operating results. The Company reported a net loss during the fourth quarter 2013 of $52.0 million, or $0.29 per diluted share, compared to a net loss of $23.1 million, or $0.13 per diluted share, in the fourth quarter 2012. For the year ended December 31, 2013, QEP Resources reported net income of $159.4 million, or $0.89 per diluted share, compared to $128.3 million, or $0.72 per diluted share, for the comparable 2012 period.

Net income or loss includes non-cash gains and losses associated with the change in the fair value of derivative instruments, gains and losses from asset sales, costs associated with the early extinguishment of debt, impairment charges and an accrual for a litigation loss contingency. Excluding these items, the Company's Adjusted Net Income (a non-GAAP measure) was $31.0 million, or $0.17 per diluted share, in the fourth quarter 2013 compared to $59.8 million, or $0.33 per diluted share, in the fourth quarter 2012. Similarly, the Company’s Adjusted Net Income was $209.0 million, or $1.17 per diluted share, for the year ended December 31, 2013, compared to $227.9 million, or $1.28 per diluted share, for the comparable 2012 period.

Adjusted EBITDA (a non-GAAP measure) for the fourth quarter 2013 was $377.1 million, compared to $390.1 million in the fourth quarter 2012. For the year ended December 31, 2013, the Company reported Adjusted EBITDA of $1,536.7 million compared to $1,409.0 million for the year ended 2012. A reconciliation of Adjusted EBITDA and Adjusted Net Income to net income attributable to QEP and its three principal subsidiaries is provided within the financial tables of this release.

Full Year 2013 Highlights

▪	Record Adjusted EBITDA of $1,536.7 million.

▪
Record crude oil production of 10.2 MMbbl, an increase of 62% compared to 2012. The increase was driven primarily by the continued successful development of the South Antelope properties acquired in 2012.

▪	Crude oil and natural gas liquids ("NGL") comprised 29% of QEP Energy's production compared to 22% in 2012.

▪	Revenues from oil sales exceeded natural gas sales despite a 33% increase in average field-level natural gas prices during 2013.

▪	Initial Public Offering of QEP Midstream Partners, LP (NYSE: QEPM) ("QEPM") with net proceeds of $449.6 million.

▪
Definitive agreement to acquire assets in the Permian Basin (the "Permian Basin Acquisition") for approximately $950.0 million, subject to customary purchase price adjustments, providing the Company with a 10-year crude-oil-directed drilling inventory. This acquisition was closed on February 25, 2014.

▪	Announcement of planned separation of QEP Field Services Company, including the Company's interest in QEPM, from QEP.

▪	Announcement of planned non-core E&P asset sales to focus the Company's E&P activities.

“2013 was a transformative year for QEP marked by substantial progress toward a more balanced crude oil and natural gas production stream,” commented Chuck Stanley, Chairman, President and CEO of QEP Resources. “We have developed an E&P asset portfolio that will perform well in a variety of market conditions and generate superior shareholder returns over the long term. QEP Energy’s capital investment program resulted in a 62% increase in crude oil production over last year driven by a 133% increase in production from the Williston Basin. Crude oil volumes represented 20% of QEP Energy's production in 2013, a substantial increase from 12% in 2012 and 8% in 2011. With the recent closing of our previously announced Permian Basin

Acquisition, which will provide substantial crude oil drilling inventory in a world-class basin, we are now well positioned to continue our sharpened focus on high-return crude oil production in 2014," concluded Stanley.

Slides for the fourth quarter 2013 with maps and other supporting materials referred to in this release are posted on the Company’s website at www.qepres.com.

QEP Financial Results Summary

Adjusted EBITDA by Subsidiary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change
	(in millions)
QEP Energy	$322.9	$333.2	$(10.3)	$1,322.7	$1,134.9	$187.8
QEP Field Services	56.8	55.5	1.3	219.9	274.9	(55.0)
QEP Marketing and other	(2.6)	1.4	(4.0)	(5.9)	(0.8)	(5.1)
Adjusted EBITDA(1)	$377.1	$390.1	$(13.0)	$1,536.7	$1,409.0	$127.7

(1) See attached financial tables of this release for a reconciliation of Adjusted EBITDA to net income attributable to QEP.

QEP Energy

▪
Net equivalent production decreased by 10% to 75.1 Bcfe in the fourth quarter 2013 compared to 83.9 Bcfe in the fourth quarter 2012 due in part to the impact of severe cold weather in many of our producing areas. Crude oil production increased 30% while NGL and natural gas production decreased 1%, and 21%, respectively, in the fourth quarter 2013 compared to 2012.

▪	Crude oil production in the fourth quarter 2013 increased 15% from the previous quarter.

▪	Adjusted EBITDA decreased $10.3 million compared to the fourth quarter 2012 as increased oil revenue was offset by decreased natural gas revenue and increased expenses.

▪	Crude oil and NGL revenues increased 25% compared to the fourth quarter 2012 and represented approximately 65% of field-level revenues.

▪
Capital investment (on an accrual basis) for the year ended December 31, 2013, was $1,467.2 million. Investments included $1,426.3 million in drilling, completion and other expenditures and $40.9 million in property acquisitions.

▪
QEP Energy recorded non-cash impairment charges of $89.0 million, before-tax, in the fourth quarter 2013 related primarily to unproved property impairments due to expiring leases and write-off of goodwill.

QEP Field Services

▪
QEP Field Services' gathering margin in the fourth quarter 2013 increased 23% compared to 2012 levels due primarily to an increase in Other Gathering Revenues related to deficiency payments from certain gathering customers who failed to fulfill minimum volume commitments.

▪	QEP Field Services' processing margin in the fourth quarter 2013 increased 19% compared to 2012 levels due primarily to an increase in keep-whole processing margin.

▪	Capital investment (on an accrual basis) for the year ended December 31, 2013, totaled $86.0 million.

QEP 2014 Guidance

QEP Resources full year 2014 guidance is shown below. The Company’s guidance assumes no upstream or midstream asset sales, ethane rejection for the full year, incorporates Permian Basin Acquisition operating impact starting on March 1, 2014, and other assumptions summarized in the table below:
Guidance and Assumptions

2014
Current Forecast
QEP Energy oil production (MMBbl)	14.0 - 15.0
QEP Energy NGL production (MMBbl)	4.0 - 4.5
QEP Energy natural gas production (Bcf)	175 - 190
QEP Energy total equivalent production (Bcfe)	283 - 307

Lease operating and transportation expense (per Mcfe)	$1.50 - $1.65
QEP Energy Depletion, Depreciation and Amortization (per Mcfe)	$3.50 - $3.80
Production and property taxes, % of field-level revenue	9% - 10%

Figures below in millions
QEP Resources General and Administrative Expense	$190 - $210

QEP Energy capital investment	$1,650 - $1,750
QEP Field Services capital investment	$80
Corporate and other capital investment	$25
Total QEP Resources capital investment	$1,755 - $1,855

Operations Summary

QEP Energy

Williston Basin:

QEP Energy's Williston Basin net production averaged approximately 27.7 Mboed (96% liquids) during the fourth quarter 2013, a 30% improvement over the third quarter 2013 and a 51% improvement over the fourth quarter 2012. Severe winter weather had a meaningful negative impact during the quarter. The Company continued to ramp up activity levels during the quarter, despite significant weather challenges, completing and turning to sales 26 operated wells during the quarter, including 17 wells in South Antelope with an average 24-hour initial production (IP) of approximately 3,025 Boed and nine wells in the Fort Berthold Reservation with an average 24-hour IP of approximately 1,850 Boed. The Company also participated in 22 outside-operated Bakken or Three Forks wells that were completed and turned to sales during the quarter (average working interest 7%). QEP Energy made significant progress on cost reduction over the past year with fourth quarter gross average drill, complete, and equipment capital costs of $10.0 million per well and lease operating expenses per Boe down 51% from 2012 levels. Additional capital and operational efficiencies are expected to be realized during 2014.

At the end of the fourth quarter, QEP Energy had eight operated rigs running in the Williston Basin (six in South Antelope and two in the Fort Berthold Reservation). QEP had eight operated wells waiting on completion (average working interest 94%). In addition, the Company also had interests in 31 outside-operated wells being drilled (average working interest 10%) and five outside-operated wells waiting on completion (average working interest 5%) at the end of the fourth quarter.

Slides 6-8 depict QEP Energy's acreage and activity in the Bakken/Three Forks play.

Pinedale Anticline:

During the fourth quarter 2013, QEP Energy's Pinedale net production averaged 268 MMcfed (23% liquids). The Pinedale area experienced weather and operational production downtime during the month of December. QEP Energy began recovering ethane from Pinedale production on October 1, 2013 and ethane recovery has continued into the first quarter 2014.

QEP Energy completed and turned to sales 111 new Pinedale wells during 2013, including 29 wells for which QEP was operator but only owns a small overriding royalty interest. In 2014, Pinedale completions will return to those areas of the field where QEP has a majority working interest. QEP Energy suspends Pinedale completion operations during the coldest months of the winter, generally from December to mid-February. At the end of the fourth quarter, the Company had 54 Pinedale wells with QEP working interests drilled, cased and awaiting completion (average working interest 78%).

Drilling and completion efficiencies have allowed QEP Energy to maintain industry-leading average gross completed Pinedale well costs. During 2013, drill times from spud to total depth averaged 11.9 days, compared to an average of 12.8 days in 2012. At the end of the fourth quarter, QEP Energy had four rigs operating at Pinedale.

Please refer to slides 10-11 for additional details on the Company's Pinedale operations.

Uinta Basin:

During the fourth quarter 2013, Uinta Basin net production averaged 74 MMcfed (34% liquids) of which 38 MMcfed (28% liquids) was from the Lower Mesaverde play. QEP Energy began recovering ethane from Uinta Basin gas production on October 1, 2013 and ethane recovery has continued into the first quarter 2014.

At the end of the fourth quarter, the Company had one operated drilling rig working in the Lower Mesaverde play and had 80 producing wells in the play, two of which were completed and turned to sales during the fourth quarter (working interest 100%). QEP Energy has over 3,200 potential remaining locations in this liquids-rich gas resource play. At the end of the fourth quarter, the Company was drilling its second Lower Mesaverde well with a fundamentally different design that could considerably alter the economics and lead to an accelerated development approach.

In addition to Lower Mesaverde activity, during the fourth quarter 2013 the Company had one rig drilling vertical wells targeting multiple crude oil-bearing limestone and sandstone reservoirs in the Lower Green River Formation, at an average true vertical depth of 5,500 feet. During the fourth quarter, QEP Energy completed one Company-operated horizontal oil well and seven vertical oil wells (working interest 100%).

Slide 12 depicts QEP Energy's acreage and additional details of the Lower Mesaverde play.

Woodford “Cana”:

QEP Energy's net production from the Woodford “Cana” play averaged 56 MMcfed (34% liquids) during the fourth quarter 2013. The Company participated in 8 outside-operated horizontal Woodford wells that were completed and turned to sales during the fourth quarter (average working interest 19%). The Woodford “Cana” and Haynesville areas both experienced weather-related production downtime during the month of December.

QEP had two rigs drilling horizontal Woodford wells in the core of the play at the end of the fourth quarter 2013.

QEP has a working interest in 44 outside-operated wells that were drilling or awaiting completion at the end of the fourth quarter (working interests ranging from less than 1% to 25%).

Slide 13 depicts QEP Energy's acreage and additional details of the Cana play.

QEP Field Services

During the fourth quarter 2013 QEP Field Services' processing margin (total processing plant revenues less shrink, transportation, fractionation, and operating expenses) was $34.4 million, a 19% increase compared to the $29.0 million generated in the fourth quarter 2012. Fee-based processing revenue was $18.3 million in the fourth quarter 2013 compared to $17.8 million in the fourth quarter 2012, an increase of 3%, while the keep-whole processing margin (NGL sales revenues less shrink, transportation and fractionation expenses), was $20.2 million in the fourth quarter 2013 compared to $14.7 million a year earlier, an increase of 37%.

The gathering margin (total gathering revenues less gathering related operating expenses) was $47.8 million in the fourth quarter 2013 compared to $38.8 million in the fourth quarter 2012, a 23% increase. The 12% decline in gathering volumes, which was due primarily to a 48% reduction in northwest Louisiana Haynesville gathering volumes between the two periods, was offset by a $13.5 million increase in Other Gathering revenue between the 2013 and 2012 quarters. Approximately 79% of QEP Field Services' fourth quarter 2013 net operating revenues was derived from fee-based gathering and processing activities compared to 81% a year earlier.

As a result of the initial public offering of QEPM, QEP Field Services saw an increase in net income attributable to noncontrolling interest. For the fourth quarter 2013, this resulted in negative impacts on QEP's net income and Adjusted EBITDA of $5.3 million and $8.5 million, respectively.

Fourth Quarter 2013 Results Conference Call

QEP Resources' management will discuss fourth quarter and full year 2013 results in a conference call on Wednesday, February 26, 2014, beginning at 9:00 a.m. EST. The conference call can be accessed at www.qepres.com. You may also participate in the conference call by dialing (877) 869-3847 in the U.S. or Canada and (201) 689-8261 for international calls. A replay of the teleconference will be available on the website immediately after the call through March 26, 2014, or by dialing (877) 660-6853 in the U.S. or Canada and (201) 612-7415 for international calls, and then entering the conference ID # 13574899. In addition, QEP’s slides for the fourth quarter 2013, with updated maps showing QEP’s leasehold and current activity for key operating areas discussed in this release, can be found on the Company’s website.
About QEP Resources, Inc.

QEP Resources, Inc. (NYSE:QEP) is a leading independent natural gas and crude oil exploration and production company focused in two major regions: the Northern Region (primarily the Rockies and the Williston Basin) and the Southern Region (primarily Oklahoma, the Texas Panhandle, and Louisiana) of the United States. QEP Resources also gathers, compresses, treats, processes and stores natural gas. QEP Resources is the majority owner of QEP Midstream Partners, LP (NYSE:QEPM) and owns 100% of the partnership’s general partner. For more information, visit QEP Resources' website at: www.qepres.com.
Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include statements regarding: forecasted production, lease operating expense, transportation expense, DD&A expense, general and administrative expense, property taxes and capital investment for 2014 and related assumptions for such guidance; plans to drill and complete wells; estimated reserves; performance from existing assets; generation of superior shareholder returns; drilling inventory provided by newly acquired assets in the Permian Basin; capital and operational efficiencies in the Williston Basin; completions in the Pinedale Anticline; anticipated results from changes in drilling designs in the Uinta Basin; and estimated accrual for litigation loss contingencies. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: the availability of capital; global geopolitical and macroeconomic factors; general economic conditions, including interest rates; changes in local, regional, national and global demand for natural gas, oil and NGL; natural gas, NGL and oil prices; impact of new laws and regulations, including regulations regarding the use of hydraulic fracture stimulation and the implementation of the Dodd-Frank Act; elimination of federal income tax deductions for oil and gas exploration and development; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; transportation constraints; weather conditions; changes in maintenance and construction costs and possible inflationary pressures; permitting delays; the availability and cost of credit; outcome of contingencies such as legal proceedings; inability to successfully integrate acquired assets; inadequate supplies of water and/or lack of water disposal sources; and the other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission, including the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. QEP Resources undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

Contact

Investors:                    Media:
Greg Bensen                    Brent Rockwood
Director, Investor Relations            Director, Communications
303-405-6665                    303-672-6999

QEP RESOURCES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
REVENUES	(in millions, except per share amounts)
Gas sales	$168.5	$197.0	$779.0	$667.4
Oil sales	260.3	196.9	916.6	532.6
NGL sales	79.1	75.1	294.1	322.1
Gathering, processing and other	53.9	39.7	189.0	181.6
Purchased gas, oil and NGL sales	153.7	196.2	757.1	646.1
Total Revenues	715.5	704.9	2,935.8	2,349.8
OPERATING EXPENSES
Purchased gas, oil and NGL expense	157.1	199.7	765.9	655.6
Lease operating expense	50.4	49.5	177.8	172.3
Gas, oil and NGL transport & other handling costs	35.6	37.4	141.4	148.9
Gathering, processing and other	24.1	21.6	90.6	88.0
General and administrative	54.9	152.1	191.1	266.6
Production and property taxes	48.8	35.0	166.5	103.4
Depreciation, depletion and amortization	258.9	257.0	1,016.0	905.3
Exploration expenses	2.4	4.9	11.9	11.2
Impairment	89.0	62.1	93.0	133.0
Total Operating Expenses	721.2	819.3	2,654.2	2,484.3
Net (loss) gain from asset sales	(10.0)	(0.3)	103.0	1.2
OPERATING (LOSS) INCOME	(15.7)	(114.7)	384.6	(133.3)
Realized and unrealized gains on derivative contracts	7.3	107.2	58.9	441.9
Interest and other (loss) income	(3.9)	4.2	5.2	6.6
Income from unconsolidated affiliates	2.1	1.2	5.8	6.8
Loss from early extinguishment of debt	—	—	—	(0.6)
Interest expense	(40.8)	(40.0)	(163.3)	(122.9)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(51.0)	(42.1)	291.2	198.5
Income taxes	5.2	20.0	(119.8)	(66.5)
NET (LOSS) INCOME	(45.8)	(22.1)	171.4	132.0
Net income attributable to noncontrolling interest	(6.2)	(1.0)	(12.0)	(3.7)
NET (LOSS) INCOME ATTRIBUTABLE TO QEP	$(52.0)	$(23.1)	$159.4	$128.3

Earnings Per Common Share Attributable to QEP
Basic from continuing operations	$(0.29)	$(0.13)	$0.89	$0.72
Diluted from continuing operations	$(0.29)	$(0.13)	$0.89	$0.72

Weighted-average common shares outstanding
Used in basic calculation	179.3	178.3	179.2	177.8
Used in diluted calculation	179.3	178.3	179.5	178.7

QEP RESOURCES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS	(in millions)
Current Assets
Cash and cash equivalents	$11.9	$—
Accounts receivable, net	408.5	387.5
Fair value of derivative contracts	0.2	188.7
Gas, oil and NGL inventories, at lower of average cost or market	13.4	13.1
Deferred Income Taxes - Current	30.6	—
Prepaid expenses and other	54.4	68.0
Total Current Assets	519.0	657.3
Property, Plant and Equipment (successful efforts method for gas and oil properties)
Proved properties	11,571.4	10,234.3
Unproved properties, net	665.1	937.9
Midstream field services	1,698.1	1,634.9
Marketing and other	85.5	64.6
Materials and supplies	59.0	61.9
Total Property, Plant and Equipment	14,079.1	12,933.6
Less Accumulated Depreciation, Depletion and Amortization
Exploration and production	4,930.9	4,258.1
Midstream field services	409.7	357.9
Marketing and other	22.1	18.1
Total Accumulated Depreciation, Depletion and Amortization	5,362.7	4,634.1
Net Property, Plant and Equipment	8,716.4	8,299.5
Investment in unconsolidated affiliates	39.0	41.2
Restricted cash	50.0	—
Goodwill	—	59.5
Fair value of derivative contracts	1.0	4.1
Other noncurrent assets	51.4	46.9
TOTAL ASSETS	$9,376.8	$9,108.5
LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$90.9	$39.7
Accounts payable and accrued expenses	434.9	643.4
Production and property taxes	51.8	41.8
Interest payable	37.2	36.9
Fair value of derivative contracts	26.7	2.6
Deferred income taxes	—	5.0
Total Current Liabilities	641.5	769.4
Long-term debt	2,997.5	3,206.9
Deferred income taxes	1,560.6	1,493.5
Asset retirement obligations	191.8	191.4
Fair value of derivative contracts	—	3.6
Other long-term liabilities	108.6	130.0
Commitments and contingencies
EQUITY
Common stock - par value $0.01 per share; 500.0 million shares authorized; 179.3 million and 178.5 million shares issued, respectively	1.8	1.8
Treasury stock - 0.4 million and 0.1 million shares, respectively	(14.9)	(3.7)
Additional paid-in capital	498.4	462.1
Retained earnings	2,917.8	2,773.0
Accumulated other comprehensive income	(26.5)	32.8
Total Common Shareholders' Equity	3,376.6	3,266.0
Noncontrolling interest	500.2	47.7
Total Equity	3,876.8	3,313.7
TOTAL LIABILITIES AND EQUITY	$9,376.8	$9,108.5

QEP RESOURCES, INC. CONSOLIDATED CASH FLOWS

	Year Ended
	December 31,
	2013	2012
	(in millions)
OPERATING ACTIVITIES
Net income	$171.4	$132.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,016.0	905.3
Deferred income taxes	66.1	32.1
Impairment	93.0	133.0
Equity-based compensation	27.1	25.6
Amortization of debt issuance costs and discounts	6.4	5.3
Net gain from asset sales	(103.0)	(1.2)
Income from unconsolidated affiliates	(5.8)	(6.8)
Distributions from unconsolidated affiliates and other	7.9	7.9
Unrealized gain (loss) on derivative contracts	88.7	(63.2)
Changes in operating assets and liabilities	(176.1)	126.0
Net Cash Provided by Operating Activities of Continuing Operations	1,191.7	1,296.0
INVESTING ACTIVITIES
Property acquisitions	(40.9)	(1,406.1)
Property, plant and equipment, including dry hole exploratory well expense	(1,561.7)	(1,393.6)
Proceeds from disposition of assets	211.1	5.2
Acquisition deposit held in escrow	(50.0)	—
Net Cash Used in Investing Activities of Continuing Operations	(1,441.5)	(2,794.5)
FINANCING ACTIVITIES
Checks outstanding in excess of cash balances	51.2	10.3
Long-term debt issued	—	1,450.0
Long-term debt issuance costs paid	(3.2)	(17.8)
Long-term debt repaid	—	(6.7)
Proceeds from credit facility	3,085.0	2,739.0
Repayments of credit facility	(3,295.0)	(2,655.5)
Treasury stock repurchased	(9.3)	—
Other capital contributions	7.0	(2.2)
Dividends paid	(14.3)	(14.2)
Excess tax benefit on equity-based compensation	—	2.2
Net proceeds from the issuance of common units	449.6	—
Distribution to noncontrolling interest	(9.3)	(6.6)
Net Cash Provided by Financing Activities of Continuing Operations	261.7	1,498.5
Change in cash and cash equivalents	11.9	—
Beginning cash and cash equivalents	—	—
Ending cash and cash equivalents	$11.9	$—

QEP RESOURCES, INC. OPERATIONS BY LINE OF BUSINESS QEP Energy - Production by Region

	Three Months Ended December 31,			Year Ended December 31,
	(in Bcfe)
	2013	2012	Change	2013	2012	Change
Northern Region
Pinedale	24.6	25.8	(5)%	94.7	99.7	(5)%
Williston Basin	15.3	10.1	51%	47.2	20.3	133%
Uinta Basin	6.8	7.0	(3)%	26.9	23.9	13%
Legacy	2.3	3.3	(30)%	11.9	13.7	(13)%
Total Northern Region	49.0	46.2	6%	180.7	157.6	15%
Southern Region
Haynesville/Cotton Valley	14.9	25.5	(42)%	72.2	112.3	(36)%
Midcontinent	11.2	12.2	(8)%	56.1	49.3	14%
Total Southern Region	26.1	37.7	(31)%	128.3	161.6	(21)%
Total production	75.1	83.9	(10)%	309.0	319.2	(3)%

QEP Energy - Total Production

	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	Change	2013	2012	Change
QEP Energy Production Volumes
Gas (Bcf)	48.3	61.3	(21)%	218.9	249.3	(12)%
Oil (Mbbl)	3,040.9	2,333.8	30%	10,209.7	6,306.9	62%
NGL (Mbbl)	1,433.9	1,442.8	(1)%	4,811.3	5,349.0	(10)%
Total production (Bcfe)	75.1	83.9	(10)%	309.0	319.2	(3)%
Average daily production (MMcfe)	815.8	911.9	(11)%	846.5	872.1	(3)%

QEP Energy - Prices

	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	Change	2013	2012	Change
Gas (per Mcf)
Average field-level price	$3.50	$3.22		$3.56	$2.68
Commodity derivative impact	0.83	0.94		0.69	1.37
Net realized price	$4.33	$4.16	4%	$4.25	$4.05	5%
Oil (per bbl)
Average field-level price	$85.60	$84.38		$89.78	$84.45
Commodity derivative impact	0.50	5.23		(0.22)	2.28
Net realized price	$86.10	$89.61	(4)%	$89.56	$86.73	3%
NGL (per bbl)
Average field-level price	$33.34	$34.55		$39.95	$34.43
Commodity derivative impact	—	2.56		—	1.90
Net realized price	$33.34	$37.11	(10)%	$39.95	$36.33	10%
Average net equivalent price (per Mcfe)
Average field-level price	$6.35	$5.29		$6.11	$4.34
Commodity derivative impact	0.55	0.88		0.48	1.14
Net realized price	$6.90	$6.17	12%	$6.59	$5.48	20%

	Three Months Ended December 31,			Year Ended December 31,
	(per Mcfe)
	2013	2012	Change	2013	2012	Change

Depreciation, depletion and amortization	$3.23	$2.87	13%	$3.09	$2.63	17%
Lease operating expense	0.68	0.60	13%	0.59	0.55	7%
Gas, oil and NGL transportation and other handling costs	0.82	0.72	14%	0.78	0.71	10%
Production taxes	0.63	0.40	58%	0.51	0.30	70%
Total Operating Expenses	$5.36	$4.59	17%	$4.97	$4.19	19%

QEP Field Services

	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	Change	2013	2012	Change
QEP Field Services Gathering Operating Statistics
Gas gathering volumes (millions of MMBtu)	105.5	119.6	(12)%	440.8	506.5	(13)%
Gathering revenue (per MMBtu)	$0.35	$0.35	—%	$0.34	$0.34	—%

QEP Field Services Gathering Margin (in millions)
Gathering revenue	$36.9	$41.3	(11)%	$151.5	$172.9	(12)%
Other Gathering revenue	21.5	8.0	169%	53.3	36.6	46%
Gathering expense	(10.6)	(10.5)	1%	(40.9)	(37.4)	9%
Gathering margin	$47.8	$38.8	23%	$163.9	$172.1	(5)%

QEP Field Services Processing Margin (in millions)
NGL sales	$31.3	$25.2	24%	$101.9	$137.9	(26)%
Realized gains from commodity derivative contract settlements	—	2.1	(100)%	—	8.4	(100)%
Processing (fee-based) revenues	18.3	17.8	3%	74.7	69.6	7%
Other Processing Revenues	0.1	0.5	(80)%	13.2	8.9	48%
Processing (expense)	(4.2)	(4.0)	5%	(16.8)	(16.1)	4%
Processing plant fuel and shrink (expense)	(8.8)	(6.7)	31%	(31.2)	(33.3)	(6)%
Gas, oil and NGL transport & other handling costs	(2.3)	(5.9)	(61)%	(13.9)	(33.6)	(59)%
Processing margin	$34.4	$29.0	19%	$127.9	$141.8	(10)%
Keep-whole processing margin(1)	$20.2	$14.7	37%	$56.8	$79.4	(28)%

QEP Field Services Processing Operating Statistics
Gas processing volumes
NGL sales (Mbbl)	652.5	576.6	13%	2,184.9	3,470.3	(37)%
Average net realized NGL sales price (per Bbl)(2)	$47.96	$47.53	1%	$46.65	$42.18	11%
Total fee-based processing volumes (in millions of MMBtu)	60.5	62.1	(3)%	248.0	251.3	(1)%
Average fee-based processing revenue (per MMBtu)	$0.30	$0.28	7%	$0.30	$0.28	7%

(1) Keep-whole processing margin is calculated as NGL sales less processing plant fuel and shrink, gas, oil and NGL transportation & other handling costs.
(2) Average net realized NGL sales price per barrel is calculated as NGL sales including realized gains from commodity derivative contracts settlements divided by NGL sales volumes.

QEP RESOURCES, INC.
NON-GAAP MEASURES

This release contains references to the non-GAAP measure of Adjusted EBITDA. Management defines Adjusted EBITDA as earnings before interest, income taxes, depreciation, depletion and amortization (EBITDA) adjusted to exclude changes in fair value of derivative contracts, exploration expenses, gains and losses from asset sales, impairment, and certain other non-cash and/or non-recurring items. Management uses Adjusted EBITDA to assess the Company's operating results. Management believes Adjusted EBITDA is an important measure of the Company's cash flow and liquidity and its ability to incur and service debt, fund capital expenditures and return capital to shareholders and is an important measure for comparing the Company's financial performance to other gas and oil producing companies.

The following tables reconcile QEP Resources’ and its subsidiaries’ net income to Adjusted EBITDA:

	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change
QEP Resources	(in millions)
Net (loss) income attributable to QEP Resources	$(52.0)	$(23.1)	$(28.9)	$159.4	$128.3	$31.1
Unrealized loss (gain) on derivative contracts	33.2	(30.4)	63.6	88.7	(63.2)	151.9
Net loss (gain) from asset sales	10.0	0.3	9.7	(103.0)	(1.2)	(101.8)
Interest and other loss (income)	3.9	(4.2)	8.1	(5.2)	(6.6)	1.4
Income tax (benefit) provision	(5.2)	(20.0)	14.8	119.8	66.5	53.3
Interest expense(1)	40.5	40.0	0.5	162.9	122.9	40.0
Accrued litigation loss contingency(2)	—	104.2	(104.2)	—	115.0	(115.0)
Loss on early extinguishment of debt	—	—	—	—	0.6	(0.6)
Depreciation, depletion and amortization(3)	255.3	256.3	(1.0)	1,009.2	902.5	106.7
Impairment	89.0	62.1	26.9	93.0	133.0	(40.0)
Exploration expenses	2.4	4.9	(2.5)	11.9	11.2	0.7
Adjusted EBITDA	$377.1	$390.1	$(13.0)	$1,536.7	$1,409.0	$127.7

QEP Energy
Net (loss) income attributable to QEP Energy	$(83.0)	$(51.0)	$(32.0)	$38.9	$0.6	$38.3
Unrealized loss (gain) on derivative contracts	32.0	(30.5)	62.5	90.7	(68.4)	159.1
Net loss (gain) from asset sales	9.3	0.3	9.0	(104.1)	(1.2)	(102.9)
Interest and other loss (income)	3.9	(4.0)	7.9	(3.6)	(6.2)	2.6
Income tax (benefit) provision	(22.0)	(36.7)	14.7	49.1	(4.3)	53.4
Interest expense	49.2	45.7	3.5	192.6	116.8	75.8
Accrued litigation loss contingency(2)	—	104.2	(104.2)	—	115.0	(115.0)
Depreciation, depletion and amortization	242.1	238.2	3.9	954.2	838.4	115.8
Impairment	89.0	62.1	26.9	93.0	133.0	(40.0)
Exploration expenses	2.4	4.9	(2.5)	11.9	11.2	0.7
Adjusted EBITDA	$322.9	$333.2	$(10.3)	$1,322.7	$1,134.9	$187.8

	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	Change	2013	2012	Change
QEP Field Services	(in millions)
Net income attributable to QEP Field Services	$28.4	$21.9	$6.5	$98.4	$129.3	$(30.9)
Unrealized gain on derivative contracts	—	2.0	(2.0)	—	—	—
Net gain on asset sale	0.1	—	0.1	0.5	—	0.5
Interest and other income	(0.1)	(0.1)	—	(1.2)	(0.2)	(1.0)
Income tax provision	15.1	12.6	2.5	55.4	71.8	(16.4)
Interest expense(1)	0.3	4.2	(3.9)	12.7	13.6	(0.9)
Depreciation, depletion and amortization(3)	13.0	14.9	(1.9)	54.1	60.4	(6.3)
Adjusted EBITDA	$56.8	$55.5	$1.3	$219.9	$274.9	$(55.0)

QEP Marketing & Resources
Net income (loss) attributable to QEP Marketing and Resources	$2.6	$6.0	$(3.4)	$22.1	$(1.6)	$23.7
Unrealized loss (gain) on derivative contracts	1.2	(1.9)	3.1	(2.0)	5.2	(7.2)
Net loss from sales of assets	0.6	—	0.6	0.6	—	0.6
Interest and other loss (income)	0.1	(0.1)	0.2	(0.4)	(0.2)	(0.2)
Income tax provision (benefit)	1.7	4.1	(2.4)	15.3	(1.0)	16.3
Interest expense	(9.0)	(9.9)	0.9	(42.4)	(7.5)	(34.9)
Loss on early extinguishment of debt	—	—	—	—	0.6	(0.6)
Depreciation, depletion and amortization	0.2	3.2	(3.0)	0.9	3.7	(2.8)
Adjusted EBITDA	$(2.6)	$1.4	$(4.0)	$(5.9)	$(0.8)	$(5.1)
(1) Excludes noncontrolling interest's share of $0.3 million during the three months ended December 31, 2013, and $0.4 million during the year ended December 31, 2013, of interest expense attributable to QEPM.
(2) Includes certain significant litigation contingency item for the three months and year ended December 31, 2012.
(3) Excludes noncontrolling interests' share of $3.6 million and $0.7 million during the three months ended December 31, 2013 and 2012, respectively, and $6.8 million and $2.8 million during the years ended December 31, 2013, and 2012, respectively, of depreciation, depletion and amortization attributable to Rendezvous Gas Services, L.L.C and QEPM.

This release also contains references to the non-GAAP measure of Adjusted Net Income. Management defines Adjusted Net Income as earnings excluding gains and losses from asset sales, unrealized gains and losses on derivative contracts, accrued litigation loss contingency, costs from early extinguishment of debt and asset impairments. Management believes Adjusted Net Income is an important measure of the Company’s operational performance relative to other gas and oil producing companies.

The following table reconciles net income attributable to QEP Resources’ to Adjusted Net Income:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in millions, except per earnings per share)
Net (loss) income attributable to QEP Resources	$(52.0)	$(23.1)	$159.4	$128.3
Adjustments to net income
Net loss (gain) from asset sales	10.0	0.3	(103.0)	(1.2)
Income taxes on net gain on asset sales	(4.1)	(0.1)	38.1	0.4
Unrealized loss (gain) on derivative contracts	33.2	(30.4)	88.7	(63.2)
Income taxes on unrealized gains on derivative contracts	(12.2)	11.1	(32.8)	23.4
Accrued litigation loss contingency	—	104.2	—	115.0
Income taxes on accrued litigation loss contingency(1)	—	(38.8)	—	(42.8)
Loss on early extinguishment of debt	—	—	—	0.6
Income taxes on loss from early extinguishment of debt	—	—	—	(0.2)
Impairment charges	89.0	58.3	93.0	107.6
Income taxes on impairment charges	(32.9)	(21.7)	(34.4)	(40.0)
Total after-tax adjustments to net income	83.0	82.9	49.6	99.6
Adjusted net income attributable to QEP Resources	$31.0	$59.8	$209.0	$227.9

Earnings per Common Share attributable to QEP
Diluted earnings per share	$(0.29)	$(0.13)	$0.89	$0.72
Diluted after-tax adjustments to net income per share	0.46	0.46	0.28	0.56
Diluted Adjusted Net Income per share	$0.17	$0.33	$1.17	$1.28

Weighted-average common shares outstanding
Diluted(2)	179.7	178.9	179.5	178.7

Weighted-average common shares outstanding diluted Non-GAAP reconciliation(2)
Weighted-average common shares outstanding used in GAAP calculation	179.3	178.3
Potential number of shares issuable upon exercise of in-the-money stock options under the long-term stock incentive plan	0.4	0.6
Weighted-average common shares outstanding used in Non- GAAP diluted calculation	179.7	178.9

(1) Includes certain significant litigation contingency item for the three months and year ended December 31, 2012.
(2) The three months ended December 31, 2013 and 2012, diluted common shares outstanding for purposes of calculating Diluted Adjusted Net Income per share include potential increases in shares that could result from the exercise of in-the-money stock options. These potential shares are excluded for the three months ended December 31, 2013 and 2012, in calculating earnings-per-share for GAAP purposes, because the effect is antidilutive due to the Company's net loss for GAAP purposes.

The following table presents open derivative positions as of February 20, 2014:
QEP Energy Commodity Derivative Positions

Year	Type of Contract	Index	Total Volumes	Average price per unit
			(in millions)
Gas sales			(MMBtu)
2014	Swap	IFNPCR	61.2	$4.02
2014	Swap	NYMEX	24.5	$4.22
2015	Swap	NYMEX	25.5	$4.14
Oil sales			(Bbls)
2014	Swap	NYMEX WTI	10.5	$90.92
2015	Swap	NYMEX WTI	2.9	$87.09

QEP Energy Oil Basis Swaps

Year	Index	Index Less Differential	MMBtu Per Day	Weighted Average Differential
Oil basis swaps
2014	NYMEX WTI	ICE Brent	2,000.0	$13.78
February 2014 - January 2015	NYMEX WTI	LLS	1,000.0	$4.00
March 2014 - January 2015	NYMEX WTI	LLS	1,000.0	$4.05

QEP Marketing Commodity Derivative Positions

Year	Type of Contract	Index	Total Volumes	Average price per MMBtu
			(in millions)
Gas sales			(MMBtu)
2014	Swap	IFNPCR	3.3	$3.75
Gas purchases			(MMBtu)
2014	Swap	IFNPCR	1.0	$3.86